UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

Filed by the Registrant ☒   Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

CHAMPPS ENTERTAINMENT, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

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☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

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October 24, 2006

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders of Champps Entertainment, Inc. This year’s meeting will be held on Wednesday, December 6, 2006, at 9:00 a.m., local time, at the offices of Hogan & Hartson, L.L.P., 875 Third Avenue, 25th Floor, New York, NY 10022.

The attached proxy statement, with formal notice of the meeting on the first page, describes the matters we expect to act upon at the meeting. We urge you to review these materials carefully and to use this opportunity to take part in the affairs of Champps Entertainment, Inc. by voting on the matters described in this proxy statement. We hope that you will be able to attend the meeting. At the meeting, we will review our operations, report on our fiscal 2006 financial results and discuss our plans for the future. We expect our directors and chief executive officer will be present and available to answer questions.

Your vote is important. Whether you plan to attend the meeting or not, please complete the enclosed proxy card and return it as promptly as possible. The enclosed proxy card contains instructions regarding the methods of voting. If you attend the meeting, you may continue to have your shares voted as instructed in the proxy or you may withdraw your proxy at the meeting and vote your shares in person.

We look forward to seeing you at the meeting.

Sincerely,

Michael P. O’Donnell
Chairman of the Board, President and Chief Executive Officer

CHAMPPS ENTERTAINMENT, INC.

10375 Park Meadows Drive

Suite 560

Littleton, Colorado 80124

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON DECEMBER 6, 2006

The 2006 annual meeting of stockholders of Champps Entertainment, Inc. will be held on Wednesday, December 6, 2006, at 9:00 a.m., local time, at the Offices of Hogan & Hartson, L.L.P., 875 Third Avenue, 25th Floor, New York, NY 10022. At the meeting, stockholders will vote upon the following proposals:

1.	To elect two Class I directors, each to serve for a three-year term; and

2.	To consider and act upon any other matters that may properly be brought before the annual meeting and at any adjournments or postponements of the meeting.

You may vote if you are a stockholder of record as of the close of business on October 13, 2006. If you do not plan to attend the meeting and vote your common shares in person, please vote in the following way:

•	Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

These items of business are more fully described in the Proxy Statement accompanying this notice. Any proxy may be revoked at any time prior to its exercise at the annual meeting.

By Order of the Board of Directors

Donna L. Depoian, Esq.
Secretary

October 24, 2006

i

CHAMPPS ENTERTAINMENT, INC.

10375 Park Meadows Drive

Suite 560

Littleton, Colorado 80124

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Champps Entertainment, Inc. (“Champps” or the “company”) for use at the 2006 annual meeting of stockholders of Champps to be held on Wednesday, December 6, 2006, at 9:00 a.m., local time, at the Offices of Hogan & Hartson, L.L.P., 875 Third Avenue, 25th Floor, New York, NY 10022, and at any adjournments or postponements thereof.

We intend to mail this proxy statement and accompanying proxy card on or about October 24, 2006 to all stockholders of record entitled to vote at the annual meeting. Champps’ principal executive office is located at 10375 Park Meadows Drive, Suite 560, Littleton, Colorado 80124. The telephone number at Champps’ principal executive office is (303) 804-1333.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What is the purpose of the annual meeting?

At the annual meeting, stockholders will act upon the matters set forth in the accompanying notice of meeting.

Who is entitled to vote?

If our records show that you are a stockholder as of the close of business on October 13, 2006, which is referred to as the record date, you are entitled to receive notice of the annual meeting and to vote the shares of common stock that you held on the record date.

Can I attend the meeting?

All stockholders of record of Champps’ shares of common stock at the close of business on the record date, or their designated proxies, may attend the annual meeting. If your shares are held in the name of a broker, trust, bank or other nominee, you will need to bring a proxy or letter from that broker, trust, bank or other nominee that confirms you are the beneficial owner of those shares. Each stockholder or proxy holder will be asked to present a valid form of picture identification, such as a driver’s license or passport.

What constitutes a quorum?

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of common stock entitled to vote is necessary to constitute a quorum for the transaction of business at the annual meeting or any adjournment or postponement thereof. As of the record date, there were 13,077,994 shares of common stock outstanding and entitled to vote at the annual meeting. Your shares will be counted towards the quorum only if you submit a valid proxy vote or vote at the meeting. Shares that reflect abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares, and the brokers or nominees do not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the annual meeting.

What vote is required?

Directors are elected by a plurality of the affirmative votes cast by the stockholders present at the meeting in person or by proxy, and entitled to vote. Cumulative voting is not permitted in the election of directors.

How are votes counted?

Each outstanding share of common stock entitles its holder to cast one vote for each matter to be voted upon. Abstentions and broker non-votes are counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions will have no effect on the proposal of election of directors.

How do I vote?

Voting by proxy holders for shares registered directly in the name of the stockholder

If you hold your shares in your own name as a holder of record, you may instruct the proxy holders named in the enclosed proxy card how to vote your common shares by signing, dating and mailing the proxy card in the postage-paid envelope that has been provided to you by Champps.

Voting by proxy holders for shares registered in the name of a brokerage firm or bank

If your common shares are held by a broker, bank or other nominee (i.e., in “street name”), you will receive instructions from your nominee, which you must follow in order to have your common shares voted.

Vote by mail

If you would like to vote by mail, mark your proxy card, sign and date it, and return it to American Stock Transfer and Trust Company in the postage-paid envelope provided.

Vote in person

If you are a registered stockholder and attend the annual meeting, you may deliver your completed proxy card or vote by ballot in person. “Street name” stockholders who wish to vote at the meeting will need to obtain a proxy form from the broker, bank or other nominee that holds their common shares of record.

Will other matters be voted on at the annual meeting?

We are not currently aware of any other matters to be presented at the annual meeting other than those described in this proxy statement. If any other matters not described in the proxy statement are properly presented at the meeting, proxies will be voted in accordance with the best judgment of the proxy holders.

Can I revoke my proxy instructions?

You may revoke your proxy at any time before it has been exercised by:

•	filing a written revocation with the secretary of Champps at the address set forth below;

•	filing a duly executed proxy bearing a later date; or

•	appearing in person and voting by ballot at the annual meeting.

Any stockholder of record as of the record date attending the annual meeting may vote in person whether or not a proxy has been previously given, but the presence (without further action) of a stockholder at the annual meeting will not constitute revocation of a previously given proxy.

What other information should I review before voting?

Our fiscal year 2006 annual report, including financial statements for the fiscal year ended July 2, 2006, is included with this proxy statement. The annual report, however, is not part of the proxy solicitation material. Copies of our annual report filed with the Securities and Exchange Commission on Form 10-K, including the financial statements, may be obtained without charge upon written request to Investor Relations, Champps Entertainment, Inc., 10375 Park Meadows Drive, Suite 560, Littleton, Colorado 80124. The Form 10-K is also available on our web site at www.champps.com under the headings “Company/Investors/Filings with the SEC” or on the SEC’s website at www.sec.gov.

How can I find out the results of the voting at the annual meeting?

Voting results will be announced at the annual meeting and will be published in our quarterly report on Form 10-Q for the second quarter of fiscal year 2007.

How can I find a list of stockholders entitled to vote at the annual meeting?

A complete list of stockholders entitled to vote at the annual meeting will be available for examination by any stockholder, for any purpose germane to the meeting at the annual meeting and at Champps principal office located at 10375 Park Meadows Drive, Suite 560, Littleton, Colorado 80124 during normal business hours for a period of at least 10 days prior to the annual meeting.

PROPOSAL I: ELECTION OF DIRECTORS

Introduction

At the annual meeting, two Class I directors will be elected to serve until the 2009 annual meeting, or until their respective successors are duly elected and qualified. Our board of directors has nominated James Goodwin and Charles G. Phillips to serve as the Class I directors upon the recommendation of our Nominating and Governance Committee. All nominees are currently serving as directors of Champps and have consented to being named herein. Our board of directors anticipates that the nominees will serve, if elected, as directors. However, if any persons nominated by our board of directors are unable to accept election, the proxies will be voted for the election of such other person or persons as our board of directors may recommend.

Vote Required

Directors must be elected by a plurality of the votes of the shares of common stock present in person or represented by proxy and entitled to vote on the issue at the annual meeting. Abstentions and broker non-votes are not relevant to the election of directors.

Recommendation

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF EACH OF THE NOMINEES FOR ELECTION AS CLASS I DIRECTORS TO THE BOARD.

Information Regarding the Nominees and Other Directors

The following biographical descriptions set forth certain information with respect to the two nominees for re-election as Class I directors at the annual meeting and each director who is not up for election based on information furnished to Champps by each director.

Nominees for election as Class I directors – for a three year term expiring 2009

James Goodwin. Mr. Goodwin has served as a director since March 1999. Since 1998, Mr. Goodwin has served as the chairman and managing member of Half Moon Capital Management, LLC, a private investment management company. He is 50 years old.

Charles G. Phillips. Mr. Phillips has served as a director since December 2002. Since February 2005, Mr. Phillips has served as a partner at, and the chief operating officer of Prentice Capital Management, a private investment management firm that specializes in the retail/consumer sector. Mr. Phillips served as president of Gleacher Partners, an investment banking and private equity firm, from 1997 to 2001, and was a managing director of that firm from 2001 until his retirement in 2002. Prior to joining Gleacher Partners, Mr. Phillips held senior positions at other leading investment banking firms, including nine years at Morgan Stanley where he served as a managing director within the investment banking division; and founded and led that firm’s high yield finance activities. Mr. Phillips has served as a director of California Pizza Kitchen, Inc. since November 2000. Mr. Phillips has previously served as a director of several public and private companies and investment funds and serves on the governing bodies of a number of educational and non-profit organizations. He is 58 years old.

Incumbent Class II directors – term expiring 2007

Michael P. O’Donnell. Mr. O’Donnell has served as our chairman of the board and has been the president and chief executive officer of Champps Entertainment, Inc. since March 2005 and a director since September 2002. Mr. O’Donnell served as president and chief executive officer of Sbarro, Inc. from September 2003 to March 2005 and continues to serve as a director of Sbarro, Inc. Mr. O’Donnell has also served as a director of Cosi, Inc. since March 2006. From August 1998 through May 2002, he served in various capacities with Outback Steakhouse, Inc., including chief executive officer and as a director for all new businesses of Outback, including the following Outback joint ventures Roy’s, Flemings, Carrabbas Italian Grill and Cheeseburger in Paradise. He is 50 years old.

Karl S. Okamoto. Mr. Okamoto has served as a director since March 2005. Mr. Okamoto currently works as a private investor. Mr. Okamoto served as a senior managing director of Atticus Capital, LP a private investment management firm from July 2004 to July 2006. From 2001 to July 2004, he served as an independent consultant. From 1999 to 2001, Mr. Okamoto served as an executive officer and member of the board of directors of Harvest Book Company, LLC. Mr. Okamoto was previously a partner with Kirkland & Ellis and Dechert, LLP. He is 44 years old.

Incumbent Class III directors – term expiring 2008

Stephen F. Edwards. Mr. Edwards has served as a director since May 2001. Mr. Edwards has served as a senior managing director of Atticus Capital, L.L.C., a private investment management company since July 2002. From 1995 to June 2002, Mr. Edwards served as a senior managing director at Bruckmann, Rosser, Sherrill & Co., LLC, a private equity investment firm. He is 43 years old.

Ian Hamilton. Mr. Hamilton has served as a director since December 2002. Mr. Hamilton has served as the president of The Hamilton Group, a sports marketing and entertainment company he founded in March 2002, since its inception. From August 2000 to March 2002, Mr. Hamilton served as the commissioner of the Professional Bowlers Association. Mr. Hamilton previously served as the president of Planet Hollywood International’s Official All Star Café from March 1997 to August 2000. From September 1983 to March 1997, Mr. Hamilton was the global director of Tennis Sports Marketing at Nike, Inc. Mr. Hamilton serves as a board member of U.S. Sports Development, Inc. and the Tim & Tom Gullikson Foundation. He is 50 years old.

The Board of Directors and Its Committees

Board of Directors

Champps currently is managed by a six member board of directors. Our board of directors is divided into three classes, and the members of each class of directors serve for staggered three-year terms. Our board of directors is composed of two Class I directors (Messrs. Goodwin and Phillips), two Class II directors (Messrs. O’Donnell and Okamoto) and two Class III directors (Messrs. Edwards and Hamilton). The terms of the Class I, Class II and Class III directors will expire upon the election and qualification of directors at the annual meetings of stockholders held in 2006, 2007 and 2008, respectively. At each annual meeting of stockholders, directors will be re-elected or elected for a full term of three years to succeed those directors whose terms are expiring.

Our board of directors met seven times in fiscal year 2006 (July 4, 2005 – July 2, 2006) at four regularly scheduled meetings and three special meetings. Each of the directors attended 75% or more of the aggregate of (a) the total number of meetings of the board of directors during fiscal year 2006, and (b) the total number of meetings held by all committees of the board of directors on which such director served during fiscal year 2006.

Corporate Governance

Independence

The board of directors has determined that each of Charles Phillips, Karl Okamoto, Stephen Edwards, James Goodwin and Ian Hamilton qualify as “independent directors” as defined in Rule 4200(a)(15) of the NASD.

Board Committees

The board of directors has standing audit, compensation and nominating and governance committees, which assist the board in discharging its responsibilities.

Executive Sessions

The board of directors regularly meets in executive sessions comprised of non-management directors following regularly scheduled board meetings

Attendance at Annual Meetings

We do not have a formal policy on board member attendance at our annual meetings although we encourage members of the board to attend our annual meetings. Last year, all of our directors attended the annual meeting.

Audit Committee

Our audit committee consists of Messrs. Phillips, Hamilton and Goodwin. The audit committee acts pursuant to a written charter that was adopted by our board of directors on March 8, 2000, subsequently amended on May 22, 2002, February 18, 2004, and most recently on September 28, 2005 and it is available on our website at www.champps.com under the headings “Company/Investors/Corporate Governance.” The audit committee reviews and assesses the adequacy of its charter on an annual basis. The audit committee’s duties include overseeing the internal accounting controls and procedures. The audit committee reports to the board of directors with respect to other audit and accounting matters including the review of the financial statements of Champps. The audit committee also makes recommendations concerning the engagement of independent public accountants and communicates with Champps’ independent auditors on matters of auditing and accounting. The audit committee met six times during fiscal year 2006.

Each of the audit committee members is “independent” as defined in the SEC and NASD rules as they relate to members of audit committees. Our board of directors determined that each of the members of the audit committee is able to read and understand fundamental financial statements, including Champps’ balance sheet, income statement and cash flow statement. In addition, our board of directors has determined that Charles Phillips qualifies as an “audit committee financial expert” within the meaning of the regulations of the SEC. Mr. Phillips serves as chairman of the audit committee.

Compensation Committee

Our board of directors has established a compensation committee consisting of Messrs. Okamoto, Hamilton, and Edwards, each of whom is an independent non-employee director of Champps. The compensation committee exercises all powers of our board of directors in connection with officer and employee compensation matters, including administering Champps’ 2005 Stock Incentive Plan, 2003 Stock Option and Incentive Plan, 1997 Stock Option and Incentive Plan and the 1997 Employee Stock Purchase Plan. The compensation committee’s duties and responsibilities include annually reviewing and approving corporate goals and objectives relevant to the compensation of the company’s chief executive officer, evaluating his performance in light of such goals and objectives, and setting the chief executive officer’s annual compensation, including salary, bonus, incentive and equity compensation, based on such evaluation and within the context of existing employment agreements. The compensation committee is also tasked with annually reviewing and approving the evaluation process and compensation structure for the company’s other senior executive officers. The compensation committee met one time during fiscal year 2006.

Our compensation committee operates under the compensation committee charter adopted by our board of directors, a copy of which is available on our website at www.champps.com under the headings “Company/Investors/Corporate Governance”, or in print, without charge, to any stockholder who sends a request to Champps Entertainment, Inc., 10375 Park Meadows Drive, Suite 560, Littleton, CO 80124, Attention: Investor Relations.

Nominating and Governance Committee

Our board of directors has established a nominating and governance committee consisting of Messrs. Edwards, Hamilton and Phillips, each of whom is “independent” as defined in the SEC and NASD rules. The nominating and governance committee did not meet separately during fiscal year 2006, however the committee acted by written consent.

The nominating and governance committee is charged with evaluating and recommending to the board of directors qualified candidates for election or appointment to the board of directors, making recommendations regarding the organization and structure of the board of directors and various committees thereof and overseeing matters of corporate governance, including the evaluation of director performance and a periodic review of the corporate governance principles applicable to Champps and its employees, officers and directors. The nominating and governance committee operates under the nominating and governance committee charter adopted by our board of directors, a copy of which is available on our website at www.champps.com under the headings “Company/Investors/Corporate Governance”, or in print, without charge, to any stockholder who sends a request to Champps Entertainment, Inc., 10375 Park Meadows Drive, Suite 560, Littleton, CO 80124, Attention: Investor Relations.

The nominating and governance committee utilizes a variety of methods for identifying and evaluating nominees for director. In the event that vacancies on the board of directors arise, the nominating and governance committee considers potential candidates for director, which may come to the attention of the nominating and governance committee through current directors, officers, employees, professional search firms, stockholders or other persons.

The nominating and governance committee evaluates nominee’s independence, as well as their experience, areas of expertise, diversity, perspective, broad business judgment and leadership. The nominating and governance committee believes that the minimum qualifications for serving as a director of the company are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the board’s oversight of the business and affairs of Champps and have an impeccable record and reputation for honest and ethical conduct in both his or her professional and personal activities. In addition, the nominating and governance committee examines a candidate’s specific experiences and skills, time availability in light of other commitments, potential conflicts of interest and independence from management and Champps. The nominating and governance committee also seeks to have the board represent a diversity of backgrounds and experience.

The nominating and governance committee identifies potential nominees by asking current directors and executive officers to notify the committee if they become aware of persons meeting the criteria described above, that might be available to serve on the board. As described above, the nominating and governance committee will also consider candidates recommended by stockholders.

Once a person has been identified by the nominating and governance committee as a potential candidate, the committee may collect and review publicly available information regarding the person to assess whether the person should be considered further. If the nomination and governance committee determines that the candidate warrants further consideration, the committee contacts the person. Generally, if the person expresses a willingness to be considered and to serve on the board, the nominating and governance committee requests additional information from the candidate, reviews the person’s accomplishments, qualifications and independence in light of any other candidates that the committee might be considering, and conducts one or more interviews with the candidate. The committee’s evaluation process does not vary based on whether or not a candidate is recommended by the stockholder.

Our board of directors may from time to time establish other special or standing committees to facilitate the management of Champps or to discharge specific duties delegated to the committee by the full board of directors.

Stockholder Recommendations of Candidates for Director

The nominating and governance committee will consider candidates for the board of directors recommended by stockholders if the names and qualifications of such candidates are submitted in writing to the corporate secretary of Champps at Champps Entertainment, Inc., at 10375 Park Meadows Drive, Suite 560, Littleton, Colorado 80124, in accordance with the advance notice provisions for stockholder proposals set forth by our by-laws and under the caption “Stockholder Proposals for 2007 Annual Meeting” in this Proxy Statement. As described above, the nominating and governance committee considers properly submitted stockholder nominations for candidates for the board of directors in the same manner as it evaluates other nominees. The materials provided by a stockholder to Champps for consideration of a nominee for director are forwarded to the nominating and governance committee.

Communications With Our Board of Directors

Stockholders may communicate with the board of directors, our non-management directors as a group, or any of the directors by sending written communications addressed to the board of directors or any of the directors to: Champps Entertainment, Inc. at 10375 Park Meadows Drive, Suite 560, Littleton, Colorado 80124, Attention: Corporate Secretary. All communications other than those determined in good faith by the general counsel to be frivolous are compiled by the corporate secretary and forwarded to the board of directors or the individual director(s) accordingly. Inquiries not forwarded will be retained by Champps and will be made available to any director upon request.

Code of Business Conduct and Ethics

Our board of directors adopted a Code of Business Conduct and Ethics applicable to the company’s directors, officers and employees. The Code of Business Conduct and Ethics sets forth the company’s conflict of interest policy and policies for the protection of the company’s property, business opportunities and proprietary information. In addition, the Code of Business Conduct and Ethics sets forth the company’s whistleblower policy for the receipt, retention and handling of confidential and, if requested, anonymous reporting of accounting issues and workplace concerns. The Code of Business Conduct and Ethics requires prompt disclosure to stockholders of any waiver of the Code of Business Conduct and Ethics for executive officers or directors made by the board of directors or any committee thereof. Copies of the Code of Business Conduct and Ethics are available on our website at www.champps.com under the headings “Company/Investors/Corporate Governance”, or in print without charge by writing to: Champps Entertainment, Inc., at 10375 Park Meadows Drive, Suite 560, Littleton, Colorado 80124, Attention: Investor Relations.

EXECUTIVE OFFICERS

The following biographical descriptions set forth certain information with respect to Champps’ executive officers.

Michael P. O’Donnell. Mr. O’Donnell was elected as our chairman of the board, chief executive officer and president in March 2005. He has served on our Board of Directors since September 2002. Mr. O’Donnell most recently served as the president and chief executive officer of Sbarro, Inc. from September 2003 to March 2005. From August 1998 through May 2002, he served in various capacities for Outback Steakhouse, Inc., including as chief executive officer and as director for all new businesses of Outback Steakhouse including the following Outback joint ventures: Roy’s; Flemings; Carrabbas Italian Grill; and Cheeseburger in Paradise. Mr. O’Donnell also serves as a director of Sbarro, Inc. and Cosi, Inc., both of which are restaurant companies. He is 50 years old.

David D. Womack. Mr. Womack was appointed our vice president, chief financial officer and treasurer in August 2005 after serving as our vice president and controller. He started with Champps in April 2002 as its controller, left the Company in September 2004 and returned in June 2005. During his absence from the Company, he served as vice president and controller for VICORP Restaurants, Inc. From April 1997 until April 2002, Mr. Womack served in various capacities including controller, chief financial officer and chief executive officer for the Wynkoop Brewing Company. He is 43 years old.

Donna L. Depoian. Ms. Depoian has served as our vice president, general counsel and secretary since May 1998. From February 1998 to May 1998, Ms. Depoian served as our acting general counsel and assistant secretary and from July 1997 to February 1998, as our corporate counsel and assistant secretary. From April 1994 to July 1997, Ms. Depoian served as corporate counsel and assistant secretary for DAKA International, Inc. She is 46 years old.

J. David Miller. Mr. Miller has served as our vice president of construction and development since October 1999. He started with us in May 1996 and served as our construction manager until October 1997 when he was promoted to corporate director of construction. He is 55 years old.

PRINCIPAL AND MANAGEMENT STOCKHOLDERS

The following table shows the amount of common stock of Champps beneficially owned as of September 29, 2006 based on 13,072,111 shares of common stock outstanding on such date by:

•	each director;

•	the chief executive officer and the three executive officers of Champps, each of whose compensation exceeded $100,000 during the fiscal year ended July 2, 2006;

•	former chief operating officer and former chief financial officer;

•	all directors and executive officers of Champps as a group; and

•	each person known by Champps to beneficially own more than 5% of our outstanding common stock based upon our review of documents filed by them with the SEC and/or information available on www.nasdaq.net with respect to the ownership of our shares of common stock.

Unless otherwise indicated, the address for each person or entity below is c/o Champps Entertainment, Inc., 10375 Park Meadows Drive, Suite 560, Littleton, Colorado 80124.

Beneficial ownership of common stock includes shares that are individually or jointly owned, as well as shares of which the individual has sole or shared investment or voting authority. Beneficial ownership of common stock also includes shares that could be purchased by the exercise of options, warrants or notes at or within 60 days of September 29, 2006. The amounts set forth in the table as beneficially owned include shares owned, if any, by spouses and relatives living in the same home, as to which beneficial ownership may be disclaimed as set forth in the notes following the table.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number	Percent
Directors and Executive Officers
Stephen F. Edwards (1)	45,105	*
James Goodwin (2)	57,605	*
Ian Hamilton (3)	35,105	*
Michael P. O’Donnell (4)	540,680	4.0%
Karl Okamoto (5)	19,105	*
Charles G. Phillips (6)	35,105	*
Donna L. Depoian (7)	79,690	*
J. David Miller (8)	91,471	*
David D. Womack (9)	92,458	*
Frederick J. Dreibholz (10)	—	*
Richard Scanlan (11)	646	*

Other Stockholders
Atticus Capital, LLC (12)	4,427,833	33.0%
T. Rowe Price Associates, Inc. (13)	1,549,044	11.4%
Dimensional Fund Advisors, Inc. (14)	1,100,170	8.4%
Kennedy Capital Management, Inc. (15)	954,782	7.3%
Franklin Advisory Services, LLC (16)	920,000	7.0%

All directors and executive officers as a group (11 persons) (17)	996,970	7.1%

*	Less than 1% of the outstanding shares of our common stock.
(1)	Represents 36,000 shares of common stock issuable on the exercise of stock options and 9,105 shares of restricted stock. Excludes shares owned by Atticus Capital, L.L.C. as described below, as to which Mr. Edwards disclaims beneficial ownership. The address for Mr. Edwards is c/o Atticus Capital, L.L.C., 152 West 57th Street, 45th Floor, New York, New York 10019.
(2)	Includes 46,000 shares of common stock issuable on the exercise of stock options held by the Gordon Tang Goodwin Trust of which Mr. Goodwin is a trustee and 9,105 shares of restricted stock. Mr. Goodwin disclaims beneficial ownership of shares owned by this trust. The address for Mr. Goodwin is c/o Half Moon LLC, 39 East 79th Street, New York, New York 10021.
(3)	Represents 26,000 shares of common stock issuable on the exercise of stock options and 9,105 shares of restricted stock shares. The address for Mr. Hamilton is 333 S. State Street, Suite V-154, Lake Oswego, Oregon 79034.
(4)	Represents 26,000 shares of common stock issuable on the exercise of stock options and 514,680 shares of restricted stock. The address for Mr. O’Donnell is 10375 Park Meadows Drive, Suite 560, Littleton, Colorado 80124.
(5)	Represents 10,000 shares of common stock issuable on the exercise of stock options and 9,105 shares of restricted stock shares, The address for Mr. Okamoto is 1007 E. Abington Avenue, Wyndmoor, PA 19038.
(6)	Represents 26,000 shares of common stock issuable on the exercise of stock options and 9,105 shares of restricted stock. The address for Mr. Phillips is c/o Prentice Capital Management, LP, 623 5th Avenue, Floor 32, New York, New York 10022.
(7)	Includes 76,500 shares of common stock issuable upon the exercise of stock options held by Ms. Depoian.
(8)	Includes 86,500 shares of common stock issuable upon the exercise of stock options held by Mr. Miller.

(9)	Includes 92,000 shares of restricted stock held by Mr. Womack.
(10)	Mr. Dreibholz ceased to be the company’s chief financial officer on August 16, 2005.
(11)	Mr. Scanlan was appointed senior vice president and chief operating officer on August 17, 2005. He resigned from these capacities effective August 16, 2006, but remained employed by the company in the capacity of director of operations-market partner overseeing the company’s Illinois and Minnesota restaurant operations. In connection with Mr. Scanlan’s Letter Agreement with Champps, on August 16, 2006, Mr. Scanlan surrendered his rights to any restricted stock.
(12)	Represents (a) 4,076,052 shares of common stock, (b) 281,425 shares issuable upon conversion of the 5.5% convertible subordinated notes due 2007 in the aggregate principal amount of $3,000,000 (assuming conversion at the initial conversion price of $10.66 per share) and (c) 70,356 shares issuable upon exercise of the warrants (assuming conversion at the initial conversion price of $11.10 per share) both issued by Champps in December 2002 to Atticus Capital, L.L.C., which were subsequently transferred to certain funds managed by Atticus Capital, L.L.C. Atticus Capital, L.L.C., together with certain of its affiliated entities, act as advisors for various investment funds and managed accounts. The address for Atticus Capital, L.L.C. is 152 West 57th Street, 45th Floor, New York, New York 10019.
(13)	Includes 375,235 shares issuable upon conversion of $4,000,000 principal amount of convertible subordinated notes and 93,809 warrants to purchase common stock purchased from Champps in December 2002. The securities are owned by various individual and institutional investors including T. Rowe Price Small-Cap Value Fund, Inc. (which owns 1,419,049 of the shares included herein), which T. Rowe Price Associates, Inc. (“Price Associates”) serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims beneficial ownership of such securities. The address for T. Rowe Price Associates is 100 East Pratt St., Baltimore, Maryland 21202.
(14)	The address for Dimensional Fund Advisors, Inc is 1299 Ocean Avenue, 11th Floor, Santa Monica, California 90401.
(15)	The address for Kennedy Capital Management, Inc. is 10829 Olive Boulevard, St. Louis, Missouri, 63141.
(16)	Franklin Advisory Services, LLC may be deemed to be a beneficial owner of 920,000 shares of common stock held by Franklin Resources, Inc. Charles B. Johnson and Rupert H. Johnson each may be deemed to be beneficial owners of securities held by Franklin Resources, Inc. Each disclaims beneficial ownership of any of the 920,000 shares of common stock held by Franklin Resources, Inc. The address for Franklin Advisory Services, LLC is 901 Mariners Island Blvd., 6th Floor, San Mateo, California 94404.
(17)	The number of shares beneficially owned by all directors and executive officers as a group includes 333,000 shares of common stock issuable upon the exercise of outstanding stock options and 652,205 shares of restricted stock.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

Director Compensation

All of our directors are entitled to be reimbursed for reasonable expenses incurred by them in connection with their attendance at board and committee meetings. Members of the audit committee, compensation committee and nominating and governance committee also receive $1,500 per meeting for their service at the meeting. In addition, outside directors receive annual compensation payable in restricted stock valued at $60,000 as of the date of grant. Champps pays the medical and dental insurance premiums of one of our directors, Ian Hamilton, which total approximately $3,300 per year.

Executive Compensation

Summary Compensation Table

The following table provides information as to compensation paid by Champps for fiscal years 2004, 2005 and 2006 to the chief executive officer, the former chief financial officer, the former chief operating officer and the three most highly compensated executive officers of Champps, each of whose compensation exceeded $100,000 during the fiscal year ended July 2, 2006 (the “named executives”).

				Long-Term Compensation
Name and Principal Position	Year	Salary	Bonus (1)	Restricted Stock Awards (2) ($)		Securities Underlying Options / SARs (3)	All Other Compensation (4)
Michael P. O’Donnell (5)	2006	$450,000	$—	$3,391,741	(6)	—	$52,145
Chairman, Chief Executive	2005	135,000	66,301	—		—	—
Officer and President	2004	—	—	—		—	—
Donna L. Depoian	2006	148,215	—	—		—	4,615
Vice President, General	2005	142,969	—	—		15,000	—
Counsel and Secretary	2004	135,577	48,157	—		12,500	—
J. David Miller	2006	155,230	—	—		—	4,615
Vice President of	2005	150,308	—	—		15,000	—
Construction and Design	2004	145,461	51,685	—		12,500	—
David D. Womack (7)	2006	190,384	—	606,280	(8)	—	4,846
Vice President and	2005	30,967	—	—		8,000	—
Chief Financial Officer	2004	94,332	16,758	—		7,500	—
Frederick J. Dreibholz (9)	2006	28,558	—	—		—	19,038
Former Vice President and	2005	163,615	—	—		20,000	—
Chief Financial Officer	2004	148,315	55,037	—		17,500	—
Richard Scanlan (10)	2006	162,308	—	672,180	(11)	—	7,754
Former Senior Vice President	2005	—	—	—		—	—
and Chief Operating Officer	2004	—	—	—		—	—

(1)	Represents amounts accrued for performance at fiscal year end but paid after fiscal year end. Mr. O’Donnell’s 2005 bonus was guaranteed and paid as per his employment agreement.
(2)	The values of restricted stock awards were calculated by multiplying the closing market price of the Company’s common stock on the date of the grant by the number of shares awarded. All restricted stock units entitle the holder to shares of common stock on a one-for-one basis. Dividends, if any, will be paid on shares of restricted stock and stock units on the same basis as any dividends declared and paid on shares of Champps common stock.
(3)	Represents the number of options to acquire common stock granted during the applicable fiscal year. No options were granted to the named executives in fiscal 2006.
(4)	The amount for Mr. O’Donnell represents payments of $10,615 for car allowance, $1,530 for life insurance premiums and $40,000 as reimbursement for legal fees incurred by Mr. O’Donnell in connection with the review, preparation and negotiation of his employment agreement. The amounts for Ms. Depoian and Messrs. Miller, Scanlan and Womack represent payments for car allowance. The amounts for Mr. Dreibholz represent payment under his severance agreement.
(5)	Mr. O’Donnell was appointed chairman, chief executive officer and president on March 2, 2005.

(6)	On July 2, 2006, Mr. O’Donnell held 514,680 shares of restricted stock valued at $3,376,301 based on the closing market price of the company’s common stock as of June 30, 2006, the last trading day of the company’s fiscal year. Mr. O’Donnell was granted 514,680 shares of restricted stock in fiscal 2006. 128,670 shares of restricted stock vest as to 1/3 of the shares on each anniversary of the date of the grant and upon a change of control. 386,010 shares of restricted stock vest after seven years or earlier upon satisfaction of certain average market price maintenance requirements and if certain market price targets are met upon a change of control.
(7)	Mr. Womack was appointed vice president and chief financial officer on August 17, 2005.
(8)	On July 2, 2006, Mr. Womack held 92,000 shares of restricted stock valued at $603,520 based on the closing market price of the company’s common stock as of June 30, 2006, the last trading day of the company’s fiscal year. Mr. Womack was granted 92,000 shares of restricted stock in fiscal 2006. 32,000 shares of restricted stock vest as to 1/3 of the shares on each anniversary of the date of the grant and 60,000 shares of restricted stock vest after seven years or earlier upon satisfaction of certain average market price maintenance requirements.
(9)	Mr. Dreibholz ceased to be the company’s chief financial officer on August 16, 2005.
(10)	Mr. Scanlan was appointed senior vice president and chief operating officer on August 17, 2005. He resigned from these capacities effective August 16, 2006, but remained employed by the company in the capacity of director of operations-market partner overseeing the company’s Illinois and Minnesota restaurant operations.
(11)	On July 2, 2006, Mr. Scanlan held 102,000 shares of restricted stock valued at $669,120 based on the closing market price of the company’s common stock as of June 30, 2006, the last trading day of the company’s fiscal year. Mr. Scanlan was granted 102,000 shares of restricted stock in fiscal 2006. 32,000 shares of restricted stock vest as to 1/3 of the shares on each anniversary of the date of the grant and 70,000 shares of restricted stock vest after seven years or earlier upon satisfaction of certain average market price maintenance requirements. In connection with Mr. Scanlan’s Letter Agreement with Champps, on August 16, 2006, Mr. Scanlan surrendered his rights to any restricted stock.

Aggregate Option Exercises in Fiscal Year 2006 and Year-End Option Values

The following table sets forth the value realized on option exercises in fiscal 2006 and the number of shares of common stock covered by the stock options held by the chief executive officer and the named executive officers of Champps as of the end of fiscal year 2006. The value of unexercised in-the-money options is based on the closing price of the common stock as reported by Nasdaq on the last trading day of the most recent fiscal year, June 30, 2006, which was $6.56, minus the exercise price, multiplied by the number of shares underlying the options.

			Number of Beneficial Options at Fiscal Year-end		Value of Outstanding In-the-Money Options Options at Fiscal Year-end
Name	Shares Acquired on Exercise	Value Realized	Exercisable	Unexercisable	Exercisable	Unexercisable
Michael P. O’Donnell	—	$—	26,000	—	$9,720	$—
Donna L. Depoian	—	—	67,334	14,166	20,890	—
J. David Miller	—	—	77,334	14,166	90,890	—
Richard Scanlan	—	—	—	—	—	—
David D. Womack	—	—	—	—	—	—
Frederick J. Dreibholz	64,833	124,030	—	—	—	—

Equity Compensation Plan Information

The following table provides certain information with respect to all of the company’s equity compensation plans in effect as of July 2, 2006.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	682,797	6.89	724,559	(1)
Equity compensation plans not approved by stockholders	—	—	—

Total	682,797	—	724,559

(1)	Includes 400,000 shares authorized for issuance under the Employee Stock Purchase Plan under which 279,750 shares have been issued and 7,308 shares were subject to purchase as of July 2, 2006. In addition, the Company has 452,117 shares available for grant under the 2005 Stock Incentive Plan.

Certain Relationships and Related Transactions

Employment and Termination Agreements

Michael P. O’Donnell. On March 2, 2005, Champps entered into an employment agreement with Mr. O’Donnell to serve as Champps’ chief executive officer and president. Under the employment agreement Champps will pay Mr. O’Donnell a base salary of $450,000 plus a performance-based bonus of $200,000, subject to Mr. O’Donnell remaining employed by Champps on the last day of each applicable fiscal year and satisfaction of certain performance goals to be established by the compensation committee of the board. The agreement provided for a guaranteed bonus of $200,000 if he was employed by Champps on June 30, 2005, which bonus was pro rated based on the number of days he was employed by Champps during the 2005 fiscal year. The compensation committee may, in its discretion, pay an amount less than or greater than $200,000 upon partial or excess achievement of the applicable performance goals. Mr. O’Donnell is eligible to participate in Champps’ present and future employee benefits and is entitled to $1 million of life insurance coverage, long-term disability coverage and an automobile allowance. On December 7, 2005 Champps granted Mr. O’Donnell 514,680 shares of restricted common stock. 128,670 shares of restricted common stock vest as to  1/3 of the shares on each anniversary of the date of grant and upon a change of control. 386,010 shares of restricted stock vest after seven years or earlier upon satisfaction of certain average market price maintenance requirements under the 2005 Stock Incentive Plan and upon a change of control if certain market price targets are met. If Mr. O’Donnell’s employment with Champps is terminated by the company without cause or by Mr. O’Donnell for good reason, Champps shall pay him his pro rata portion of the annual bonus Mr. O’Donnell would have earned through the date of termination and, for a period of up to 24 months, an amount equal to 1/12th of his base salary and target bonus, and continued medical coverage for up to two years. If Mr. O’Donnell becomes employed by another entity that is not a competitor to Champps prior to the end of the 24-month severance period, all remaining severance payments shall be reduced by one-half throughout the remainder of the severance term. If Mr. O’Donnell becomes employed by a competitor of Champps prior to the end of the 24-month severance period, all remaining severance payments shall immediately terminate.

There are no family relationships between Mr. O’Donnell and any of Champps’ other directors or executive officers. Except for the employment agreement described herein, there are no transactions between Champps and Mr. O’Donnell requiring disclosure. Prior to his appointment as Champps’ chief executive officer and president, Mr. O’Donnell was the principal of a consulting company that received a monthly consulting fee of $1,500 from Atticus Capital, L.L.C., Champps’ largest stockholder.

Richard Scanlan. On August 17, 2005, Champps entered into an employment agreement with Mr. Scanlan to serve as Champps’ chief operating officer and vice president of operations, which was amended on August 16, 2006 as noted below. The agreement provided that Champps will pay Mr. Scanlan a base salary of $200,000 plus bonus potential of up to 40% of his annual base salary pursuant to criteria contained in the company’s corporate bonus plan and a car allowance of $800 per month. Mr. Scanlan was eligible to participate in the company’s present and future employee benefits and shall be entitled to life insurance and long-term disability coverage at two times his annual base salary. On December 7, 2005 Champps granted Mr. Scanlan 32,000 shares of restricted common stock that vest over three years and 70,000 shares of restricted stock that vest after the seventh year of his employment or sooner upon satisfaction of certain average market price maintenance requirements under the 2005 Stock Incentive Plan. On August 16, 2006, Champps entered into a letter agreement with Mr. Scanlan. As a part of the letter agreement, Mr. Scanlan resigned as chief operating officer and vice president of Champps, entered into an amendment and restatement of his existing employment agreement and surrendered all his rights to any restricted stock. Under the letter agreement, Mr. Scanlan will continue to serve as a director of operations-market partner for Champps, overseeing the Illinois and Minnesota markets. Mr. Scanlan receives a base salary of $125,000 plus a monthly bonus equal to three percent (3%) of store operating cash flow for the stores in his region.

David D. Womack. On August 17, 2005, Champps entered into an employment agreement with Mr. Womack to serve as Champps’ vice president, treasurer and chief financial officer. The agreement provides that Champps will pay Mr. Womack a base salary of $200,000 plus bonus potential of up to 30% of his annual base salary pursuant to criteria contained in the company’s corporate bonus plan and a car allowance of $500 per month. On December 7, 2005 Champps granted Mr. Womack 32,000 shares of restricted common stock that vest over three years and 60,000 shares of restricted stock that vest after the seventh year of his employment or sooner upon satisfaction of certain average market price maintenance requirements under the 2005 Stock Incentive Plan.

J. David Miller. On August 18, 2005, Champps entered into an employment agreement with Mr. Miller to serve as Champps’ vice president of construction and development. The agreement provides that Champps will pay Mr. Miller a base salary of $156,000 plus bonus potential of up to 30% of his annual base salary pursuant to criteria contained in the company’s corporate bonus plan and a car allowance of $500 per month. If Mr. Miller’s employment with Champps is terminated by the company without cause (as defined in Mr. Miller’s employment agreement), Champps shall pay him compensation equal to four months of his base pay in four equal monthly installments.

Donna L. Depoian. On February 26, 1999, Champps entered into an employment agreement with Ms. Depoian to serve as vice president, general counsel and secretary. The agreement provides for an initial term of one year and for successive one-year renewals thereafter. Under the agreement, Ms. Depoian receives an annual base salary of $120,000, subject to adjustment at the discretion of the board of directors. Ms. Depoian’s current annual salary is $149,600 plus bonus potential of up to 30% of her annual base salary pursuant to criteria contained in the company’s corporate bonus plan and she receives a car allowance of $500 per month. The agreement further provides that in the event Champps terminates Ms. Depoian’s employment without “cause,” or if Ms. Depoian terminates her employment for “good reason,” Champps shall pay Ms. Depoian an amount equal to Ms. Depoian’s cash compensation for one year.

Frederick J. Dreibholz. On September 1, 2005, Champps entered into a separation agreement with Frederick J. Dreibholz, the company’s prior chief financial officer. Under the separation agreement, Champps agreed to pay to Mr. Dreibholz the sum of $19,038.60 as a severance payment.

Indemnification Agreements

Champps has entered into indemnification agreements with certain members of the board, pursuant to which Champps has agreed to advance expenses and indemnify such persons against certain liabilities incurred in connection with their services to Champps. In the event of a proceeding brought against an indemnified person by or in the right of Champps, that person shall not be entitled to indemnification if he or she is adjudged to be liable to Champps, or if applicable law prohibits such indemnification; provided, however, that, if applicable law so permits, indemnification shall nevertheless be made by Champps in such event if, and only to the extent, determined by the Court of Chancery of the State of Delaware, or another court in which such proceeding is brought or is pending.

Stock Performance Graph

The following graph provides a comparison of cumulative total stockholder return for the period from July 1, 2001 through July 2, 2006 (the last day of Champps’ most recently completed fiscal year), among: Champps; the Russell 3000 Index; a peer group which is made up of the S&P small cap restaurant index. The stock performance graph assumes an investment of $100 in each of Champps and the two indexes, and the reinvestment of any dividends. The historical information set forth below is not necessarily indicative of future performance.

	Cumulative Total Return
	7/1/01	6/30/02	6/29/03	6/27/04	7/3/05	7/2/06
CHAMPPS ENTERTAINMENT, INC.	100.00	120.30	46.90	84.64	73.10	64.63
RUSSELL 3000	100.00	82.76	83.55	95.91	108.91	118.92
S & P SMALL CAP RESTAURANT	100.00	131.91	134.54	154.25	201.39	192.79

Compensation Committee Report

The compensation committee reviews and approves compensation levels for Champps’ executive officers, including the chief executive officer, and oversees and administers Champps’ executive compensation programs and stock option and incentive plans. All members of the compensation committee, listed at the end of this report, are non-employee directors who are not eligible to participate in the compensation programs that the compensation committee oversees except for option and restricted stock award grants. See “Directors’ Compensation”.

Philosophy

The compensation committee believes that the interests of Champps’ stockholders are best served when compensation is directly aligned with Champps’ financial performance. Therefore, the compensation committee has approved overall compensation programs that award a competitive base salary and encourage exceptional performance through meaningful incentive awards, both short- and long-term, which are tied to Champps’ performance.

Responsibilities

The responsibilities of the compensation committee include:

•	developing compensation programs that are consistent with and are linked to Champps’ strategy;

•	assessing the performance of and determining an appropriate compensation package for the president and chief executive officer; and

•	ensuring that compensation for the other executive officers reflects individual, team, and Champps’ performance appropriately.

Purpose

Champps’ executive compensation programs are designed to:

•	attract, retain and motivate key executive officers;

•	link the interests of executive officers with stockholders;

•	support Champps’ goal of providing superior value to its stockholders and customers; and

•	provide appropriate incentives for executive officers, based on achieving key operating and organizational goals.

The compensation committee believes that Champps’ executive compensation policies should be reviewed annually after the fiscal year when the financial results of the prior fiscal year become available. The policies should be reviewed in light of their consistency with Champps’ financial performance, its business plan and its position within the restaurant industry, as well as the compensation policies of similar companies in the restaurant business. The compensation of individual executives is reviewed annually by the compensation committee in light of its executive compensation policies for that year. In fiscal 2005, the compensation committee retained Pearl Meyer & Partners, an independent compensation consulting firm, to advise the compensation committee with respect to the company’s annual executive compensation program, including the chief executive officer’s compensation.

Annually each fiscal year, the compensation committee evaluates each individual officer’s performance in order to determine whether to recommend the payment of bonuses and/or options or restricted stock and, if so, the amount of each such bonus and/or options, or restricted stock. The compensation committee reviews individual executive compensation, individual performance, corporate performance, stock price appreciation, and total return to stockholders of the company as well as restaurant industry compensation information from the company’s independent consulting firm. When reviewing individual performance of officers of the company, the compensation committee also takes into account the recommendations of the company’s chief executive officer. Base salaries are targeted at median competitive levels for similar-sized companies in the restaurant industry and are adjusted to recognize varying levels of responsibility, individual performance, business unit performance and internal equity issues. The compensation committee does not assign a predetermined specific weight to these items. In setting and reviewing compensation for the executive officers, the compensation committee considers a number of different factors designed to assure that compensation levels are properly aligned with Champps’ business strategy, corporate culture and operating performance. Among the factors considered are the following:

Comparability — The compensation committee considers the compensation packages of similarly situated executives within the restaurant industry, including some of the companies that are referenced in the S&P Small Cap Restaurant Index in the Stock Performance Graph contained herein. The objective is to maintain competitiveness in the marketplace in order to attract and retain the highest quality executives. This is a principal factor in setting base levels of compensation.

Pay for Performance — The compensation committee believes that compensation should be directly linked to operating performance. To achieve this link with regard to short-term performance, the compensation committee relies on cash bonuses, which shall be determined on the basis of the criteria set forth in the company’s bonus plan. The bonus plan provides that bonuses will be paid in the event the company’s net income exceeds prior year’s net income with a sliding scale based upon the company’s performance relative to its budget, in the event that the company also exceeds its budget.

Equity Ownership — The compensation committee believes that equity-based, long-term compensation aligns executives’ long-range interests with those of the stockholders. These long-term incentive programs are reflected in the 2005 Stock Incentive Plan. The compensation committee believes that significant stock ownership is a major incentive in building stockholder value and determined grants under the company’s stock incentive plan with that goal in mind. Historically, the company has sought to provide equity-oriented incentives to its executive officers through periodic grants of stock options. Recently, however, the company has chosen to grant one-time restricted stock awards that are subject to time and performance-based vesting. The company believes these types of equity awards better link the incentives of senior management with those of its stockholders.

Qualitative Factors — The compensation committee believes that in addition to corporate performance and specific business unit performance, in setting and reviewing executive compensation it is appropriate to consider the personal contributions that a particular individual may make to the overall success of Champps. Such qualitative factors as leadership skills, impact on the company’s business and employee development have been deemed to be important qualitative factors to take into account in considering levels of compensation.

Annual Cash Compensation

Annual cash compensation for the executive officers consists of a base salary and a variable, at-risk incentive bonus under Champps’ corporate bonus plan.

It is Champps’ general policy to pay competitive base compensation to its executive officers. The compensation committee annually reviews and, if appropriate, adjusts executive officers’ base salaries. In making individual base salary recommendations, the compensation committee considers the executive’s experience, management and leadership ability, technical skills, his or her compensation history, as well as the performance of Champps as a whole and, where applicable, the performance of specific business units.

Under the corporate bonus plan, each executive is assigned a target incentive award. This incentive award may be awarded by the compensation committee, based on its assessment of a combination of four factors: Champps’ overall performance; business unit performance; attainment of predetermined individual goals; and the level of personal/leadership impact.

Chief Executive Officer Compensation

On March 2, 2005, Mr. O’Donnell was hired by Champps as president and chief executive officer and appointed chairman of the board of directors on which he had served as a director since September 2002. At the recommendation of the compensation committee, Champps entered into an employment agreement with Mr. O’Donnell on March 2, 2005. See “Executive Compensation.” In setting Mr. O’Donnell’s compensation and the terms of his employment agreement, the compensation committee considered the recommendation of the independent compensation consulting firm and analyzed the compensation of chief executive officers of similarly, situated companies in the restaurant industry, including some of the companies that are referenced in the S&P Small Cap Restaurant Index in the Stock Performance Graph contained in the proxy statement. Under the terms of his employment agreement Champps will pay Mr. O’Donnell a base salary of $450,000 plus a performance-based bonus of $200,000, subject to Mr. O’Donnell remaining employed by Champps on the last day of each applicable fiscal year and satisfaction of certain performance goals to be established by the compensation committee of the board of directors. Pursuant to the terms of his employment agreement, Mr. O’Donnell was paid a guaranteed bonus equal to $66,301 for the 2005 fiscal year. The compensation committee may, in its discretion, pay an amount less than or greater than $200,000 upon partial or excess achievement of the applicable performance goals. Since these performance goals were not met, Mr. O’Donnell did not receive a bonus in fiscal 2006. Mr. O’Donnell is eligible to participate in the company’s present and future employee benefits and shall be entitled to $1 million of life insurance coverage, long-term disability coverage and an automobile allowance. On December 7, 2005 Champps granted Mr. O’Donnell 128,670 shares of restricted common stock that vest as to  1/3 of the shares on each anniversary of the date of grant and 386,010 shares of restricted stock that vest after seven years or earlier upon satisfaction of certain average market price maintenance requirements. The compensation committee believes that Mr. O’Donnell’s compensation is appropriate.

Compensation of Other Officers

Champps’ executive compensation program for other executive officers is described above, were developed applying the factors discussed above and the compensation committee believes that the compensation program is appropriate. Since the company did not meet the criteria contained in the company’s corporate bonus plan, the chief financial officer and executives did not receive any bonuses in fiscal 2006.

Section 162(m) of the Internal Revenue Code generally disallows a tax deduction to public corporations for compensation over $1,000,000 paid for any fiscal year to the corporation’s chief executive officer and four other most highly compensated executive officers as of the end of any fiscal year. However, the statute exempts qualifying performance-based compensation from the deduction limit if specified requirements are met. For 2006, none of our executive officers’ compensation subject to the deductibility limit exceeded $1,000,000.

Submitted by the Champps Entertainment, Inc.
Compensation Committee on October 8, 2006
Karl Okamoto, Chairman
Ian Hamilton
Stephen Edwards

Compensation Committee Interlocks and Insider Participation

No member of the compensation committee has a reportable relationship with Champps.

Audit Committee Report

The audit committee is comprised of three outside directors, all of whom are independent under the NASD listing standards. In the 2006 fiscal year, the board of directors approved and adopted an amended and restated audit committee charter, which sets forth the audit committee’s duties and responsibilities in compliance with the SEC regulations and NASD rules. The audit committee reviews Champps’ financial reporting process on behalf of the board of directors. Champps’ management is responsible for the preparation of financial statements and the reporting process, including Champps’ system of internal controls. Champps’ independent auditors are responsible for expressing an opinion on the consolidated financial statements of Champps in conformity with U.S. generally accepted accounting principles.

In this context, the audit committee has reviewed and discussed with management and the independent auditors the audited consolidated financial statements. Management represented to the audit committee that the consolidated financial statements were prepared in conformity with U.S. generally accepted accounting principles. The audit committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Certification of Statements on Auditing Standards, AU§380), as modified or supplemented, and all other matters required to be discussed with the auditors. In addition, the audit committee has received from the independent auditors in a letter dated September 2, 2006, the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees), as modified or supplemented, and has discussed with them their independence from Champps and its management. The audit committee has also considered whether the independent auditors’ provision of non-audit services to Champps is compatible with the auditor’s independence. The audit committee also discussed with Champps’ internal and independent auditors the overall scope and plans for their respective audits. The audit committee met with the internal and independent auditor to discuss the results of their examinations, the evaluations of Champps’ internal controls, and the overall quality of Champps’ financial reporting.

In reliance on the reviews and discussions referred to above, the audit committee recommended to the board of directors, and the board of directors authorized, that the audited consolidated financial statements be included in Champps’ annual report on Form 10-K for the year ended July 2, 2006, for filing with the Securities and Exchange Commission.

Submitted by the Champps Entertainment, Inc.
Audit Committee on October 9, 2006
Charles G. Phillips - Chairman
James Goodwin
Ian Hamilton

In accordance with the rules and regulations of the SEC, the above report of the audit committee shall not be deemed to be “soliciting material” or to be “filed” with the SEC or subject to Regulations 14A or 14C of the Securities Exchange Act of 1934 or to the liabilities of Section 18 of the Exchange Act and shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Exchange Act, notwithstanding any general incorporation by reference of this proxy statement into any other filed document.

INDEPENDENT PUBLIC ACCOUNTANTS

KPMG LLP served as our independent auditors for the 2006 fiscal year. Ratification of the selection of KPMG LLP by our stockholders is not required by law, regulation or Nasdaq rules.

Representatives of KPMG LLP are expected to be present at the annual meeting to answer appropriate questions from the stockholders and will be given an opportunity to make a statement on behalf of KPMG LLP should they desire to do so. None of our directors or executive officers has any substantial interest, direct or indirect, in KPMG LLP.

AUDIT AND OTHER FEES

We incurred the following fees to our auditors, KPMG LLP, for the fiscal years ended July 2, 2006 and July 3, 2005:

Fiscal Year	Audit Fees	Audit Related Fees	Tax Fees	All Other Fees	Total
2006	$451,538	$—	$—	$—	$451,538
2005	774,500	—	—	—	774,500

Audit Fees

Fiscal year 2006 and 2005 audit fees consisted of audit and quarterly reviews of the consolidated financial statements for the fiscal years ended July 2, 2006 and July 3, 2005, respectively, or services normally provided by our accountants in connection with statutory and regulatory filings. Included in the services provided by our accountant were compliance with Section 404 of the Sarbanes-Oxley Act and, also for fiscal 2005, work associated with our restatement of previously issued financial statements for lease accounting issues. All services performed by the principal accountant were performed by full-time employees of KPMG LLP.

Audit Committee Pre-approval of Fees

The audit committee meets with the independent auditors prior to the audit to discuss the planning and staffing of the audit and to approve the proposed fee for the audit and any required special services. The audit committee is notified in advance of and pre-approves, any proposed engagement of the independent auditor to provide non-audit services to Champps. The audit committee adopted a pre-approval policy for services by its independent accountant to comply with Securities and Exchange Commission Release No. 33-8183 pursuant to which all services provided by the principal auditor are pre-approved by the chairman of the audit committee. The audit committee pre-approved all services performed by the principal accountants for fiscal year 2006 in accordance with the pre-approval policy.

COMPLIANCE WITH SECTION 16(a) OF THE SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Champps’ executive officers, directors and persons who own more than 10% of a registered class of Champps’ equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish copies to Champps.

Based upon a review of the reports furnished to Champps and representations made to Champps by its officers and directors, Champps believes that, during fiscal year 2006, its officers, directors and its 10% beneficial owners, complied with all applicable reporting requirements.

EXPENSES OF SOLICITATION

The cost of soliciting proxies will be borne by Champps. In addition, Champps will reimburse its transfer agent for charges and expenses in connection with the distribution of proxy materials to brokers or other persons holding stock in their names or in the names of their nominees and for charges and expenses in forwarding proxies and proxy materials to the beneficial owners. Solicitations may further be made by officers and regular employees of Champps, without additional compensation, by use of mail, email, personal interview, telephone or telecopy.

STOCKHOLDER PROPOSALS FOR 2007 ANNUAL MEETING

Stockholders who want to have a proposal included in our proxy statement for next year’s annual meeting of stockholders must send the proposal to Champps for a receipt date of no later than June 20, 2007. Any stockholder proposal submitted to Champps for consideration at next year’s annual meeting but which is not intended to be included in the related proxy statement and form of proxy must be received between August 8, 2007 and September 22, 2007; otherwise the proposal will be considered by us to be untimely and not properly brought before the meeting. Such a proposal must also comply with the requirements as to form and substance established by the company’s by-laws and by the Securities and Exchange Commission in order to be included in the proxy statement and should be directed to the secretary of Champps at the principal executive offices of Champps located at 10375 Park Meadows Drive, Suite 560, Littleton, Colorado 80124.

For any proposal that is not submitted for inclusion in next year’s proxy statement, but is instead sought to be presented directly at the 2007 Annual Meeting, SEC rules permit management to vote proxies in its discretion if we: (1) receive notice of the proposal before the close of business on September 8, 2007, and advise stockholders in the 2007 proxy statement about the nature of the matter and how management intends to vote on such matter; or (2) do not receive notice of the proposal prior to the close of business on September 8, 2007.

OTHER MATTERS

The board of directors is not aware of any other matter to be presented for action at the annual meeting of stockholders; however, if any other matter is properly presented it is the intention of the persons named in the enclosed form of proxy to vote in accordance with their judgment on such matter.

IMPORTANT NOTICE REGARDING DELIVERY OF STOCKHOLDER DOCUMENTS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements of proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

A number of brokers with account holders who are Champps’ stockholders may be householding our proxy materials. In that event, a single proxy statement will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent, which is deemed to be given unless you inform the broker otherwise when you receive the original notice of household. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker to discontinue householding and direct your written request to receive a separate proxy statement and annual report to Champps at 10375 Park Meadows Drive, Suite 560, Littleton, Colorado 80124, Attention: Corporate Secretary, or by calling 720-529-7370. Stockholders who currently receive multiple copies of the proxy statement at their address and would like to request householding of their communications should contact their broker.

A free copy of the Form 10-K may also be obtained at the internet website maintained by the SEC at www.sec.gov, and by visiting our internet website at www.champps.com under the headings “Company/Investors/Filings with the SEC.”

THIS PROXY STATEMENT IS ACCOMPANIED BY CHAMPPS’ ANNUAL REPORT TO STOCKHOLDERS FOR FISCAL YEAR 2006. ADDITIONAL INFORMATION IS CONTAINED IN CHAMPPS’ ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JULY 2, 2006, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 8, 2006, INCLUDING THE FINANCIAL STATEMENTS AND SCHEDULES THERETO. CHAMPPS WILL FURNISH WITHOUT CHARGE TO ANY STOCKHOLDER A COPY OF ITS ANNUAL REPORT ON FORM 10-K UPON WRITTEN REQUEST TO: INVESTOR RELATIONS, CHAMPPS ENTERTAINMENT, INC., 10375 PARK MEADOWS DRIVE, SUITE 560, LITTLETON, COLORADO 80124.

BY ORDER OF THE BOARD OF DIRECTORS,

DONNA L. DEPOIAN
Secretary

October 24, 2006

FORM OF PROXY CARD

DETACH HERE

PROXY

CHAMPPS ENTERTAINMENT, INC.

10375 Park Meadows Drive

Suite 560

Littleton, Colorado 80124

SOLICITED BY THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of Champps Entertainment, Inc. (the “Company”) hereby appoints Michael P. O’Donnell, President, and Donna L. Depoian, Secretary, each with the power to appoint his or her substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of the Company held of record by the undersigned on October 13, 2006 at the Annual Meeting of Stockholders to be held on December 6, 2006 and any adjournments or postponements thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. The undersigned’s vote will be cast in accordance with the proxies’ discretion on such other business as may properly come before the meeting or at any adjournments or postponements thereof.

PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

CHAMPPS ENTERTAINMENT, INC.

c/o American Stock Transfer & Trust Company

6201 Fifteenth Avenue

Brooklyn, N.Y. 11219

(continued from other side)

1.	Proposal to elect two Class I directors, each to serve for a three-year term: James Goodwin, and Charles G. Phillips.

☐	FOR all nominees listed above (except as marked to the contrary below).

☐	WITHHOLD AUTHORITY to vote for all nominees listed above.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark “FOR” above and write the name of the nominee or nominees as to which you wish to withhold authority in the space below.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. The undersigned’s vote will be cast in accordance with the proxies’ discretion on such other business as may properly come before the meeting or at any adjournments or postponements thereof.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY. USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

Date: , 2006
Signature of Stockholder or Authorized Representative

Date: , 2006
Signature of Stockholder or Authorized Representative (if held jointly)

NOTE: Please sign exactly as your name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

☐	MARK HERE FOR ADDRESS CHANGE AND NOTE BELOW: